Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 333-159086, 333-182068, and 333-190678) on Form S-8 of our report dated October 29, 2014 appearing in this Annual Report on Form 11-K of Nuverra 2013 Employee Stock Purchase Plan from inception to July 31, 2014.

/s/ CliftonLarsonAllen LLP

Phoenix, Arizona

October 29, 2014